Exhibit 14.2



                      CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions `Financial Highlights''and ``Independent Auditors'' and the use of our report dated January 26, 1996 on the financial statements of State Bond Common Stock Fund (the Fund) in the Registration Statement (Form N-1A) of the Fund which is incorporated by reference in, and reference to our firm in Exhibit A of, the post-effective amendment to the Registration Statement (Form N-14) of Federated Equity Funds filed with the Securities and Exchange Commission.



/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

Kansas City, Missouri
December 16, 1996